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                                                                    Exhibit 5(a)


[JOHN HANCOCK LOGO]
John Hancock Variable Life Insurance Company
Law Sector
John Hancock Place
Post Office Box 111
Boston, Massachusetts 02117-0111

Ronald J. Bocage
Vice President and Counsel
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January 21, 2003


Board of Directors
John Hancock Variable Life Insurance Company
200 Clarendon Street
Boston, Massachusetts 02117

     Re:  Registration Statement on Form S-3

Dear Directors:

     In my capacity as Counsel of John Hancock Variable Life Insurance Company (the "Company"), I have represented the Company in connection with its development of certain market value adjustment interests ("Interests") under deferred annuity contracts ("Contracts") to be issued by the Company on an individual and group basis. I, and lawyers under my supervision, have also participated in the preparation of a registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, ("1933 Act") for the registration of the Interests (the "Registration Statement"). Certain guarantees relating to the Interests to be provided by John Hancock Financial Services, Inc. ("JHFS") are also being registered by JHFS on the same Form S-3 Registration Statement. In addition to the Interests, the Contracts offer interests in certain variable investment options. The interests in the variable investment options under the Contracts are registered under a Form N-4 Registration Statement filed under the 1933 Act and the Investment Company Act of 1940.

     For purposes of this opinion, I have reviewed the Articles and By-laws of the Company and such corporate records and other documents and such laws as I consider necessary and appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

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     2.   The Contracts, including the Interests, have been duly authorized and, when issued as contemplated in the Registration Statement, will represent validly issued and binding obligations of the Company.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement. I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                     Very truly yours,

                                     /s/ RONALD J. BOCAGE
                                     --------------------------------
                                     Ronald J. Bocage, Esq.
                                     Vice President and Counsel